UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006

BPI Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32695	75-3183021

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 248-4200
BPI Industries Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
On February 9, 2006, at a special meeting of our shareholders, our shareholders voted to approve amendments to our governing documents that:
1.	change the name of the company to BPI Energy Holdings, Inc.;

2.	increase the number of shares of common stock that we are authorized to issue from 100 million shares to 200 million shares;

3.	increase the quorum necessary to transact business at a meeting of our shareholders to the holders of 33 1/3% of our shares of common stock; and

4.	permit meetings of our shareholders to be held outside of British Columbia, Canada.
Each of the proposed amendments to our governing documents was previously approved by the unanimous vote of our Board of Directors. The purpose and effects of these amendments are described in the Proxy Statement on Schedule 14A that we filed with the Securities and Exchange Commission on January 12, 2006 and mailed to our shareholders on or about January 13, 2006 in connection with our special meeting of shareholders. Our Proxy Statement on Schedule 14A is filed as an exhibit to this report, and the description contained therein of the amendments to our governing documents is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

3.1	Amended and Restated Articles of Incorporation of BPI Energy Holdings, Inc. (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 12, 2006 by BPI Energy Holdings, Inc., known as BPI Industries Inc. at the time the statement was filed, and filed herewith as Exhibit 99.1).

99.1	Definitive Proxy Statement on Schedule 14A of BPI Energy Holdings, Inc. (known as BPI Industries Inc. at the time the statement was filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI Energy Holdings, Inc.

By:	/s/ George J. Zilich

George J. Zilich
Chief Financial Officer and General Counsel
Date: February 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of BPI Energy Holdings, Inc. (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 12, 2006 by BPI Energy Holdings, Inc., known as BPI Industries Inc. at the time the statement was filed, and filed herewith as Exhibit 99.1).

99.1	Definitive Proxy Statement on Schedule 14A of BPI Energy Holdings, Inc. (known as BPI Industries Inc. at the time the statement was filed).